UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington 98004 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed on July 25, 2016 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Outerwall Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of July 24, 2016 (the “Merger Agreement”), by and among Aspen Parent, Inc., a Delaware corporation (“Parent”), Aspen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Outerwall Merger Sub”), Redwood Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Redbox Merger Sub”), the Company and Redbox Automated Retail, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Redbox”), pursuant to which, on September 27, 2016 (the “Closing Date”), Outerwall Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Outerwall Merger”), followed immediately thereafter by the merger of Redbox Merger Sub with and into Redbox (the “Redbox Merger” and, together with the Outerwall Merger, the “Mergers”), with Redbox surviving as a wholly owned subsidiary of the Company. Following the consummation of the Mergers, the Coinstar and Redbox businesses of the Company will be run independently with separate management. Parent, Outerwall Merger Sub and Redbox Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”).

Item 1.01	Entry Into a Material Definitive Agreement

Company Senior Facilities

General

On the Closing Date, in connection with the Outerwall Merger, the Company assumed Outerwall Merger Sub’s obligations under:

•	a first lien credit agreement, dated as of the Closing Date, by and among Aspen Intermediate, LLC, a Delaware limited liability company, Outerwall Merger Sub, the lenders party thereto and Bank of America, N.A., as administrative agent, which provides for senior secured financing of up to $635 million consisting of:
•	a first lien term loan facility (the “Company First Lien Term Loan Facility”), in an aggregate principal amount of $560 million, with a maturity of seven years; and
•	a first lien revolving credit facility (the “Company Revolving Credit Facility” and, together with the Company First Lien Term Loan Facility, the “Company First Lien Facilities”), in an aggregate principal amount of up to $75 million, with a maturity of five years, including a letter of credit sub-facility; and
•	a second lien credit agreement, dated as of the Closing Date, by and among Outerwall Merger Sub, the lenders party thereto and Bank of America, N.A., as administrative agent, which provides for senior secured financing of up to $135 million consisting of a second lien term loan facility (the “Company Second Lien Term Loan Facility” and, together with the Company First Lien Facilities, the “Company Senior Facilities”), with a maturity of eight years.

In addition, the Company may request one or more incremental term loan facilities under the Company First Lien Term Loan Facility or the Company Second Lien Term Loan Facility and/or increase commitments under the Company Revolving Credit Facility in an aggregate amount of up to the sum of (x) $100 million plus (y) an additional amount if the Company satisfies certain leverage ratios, subject to certain conditions and receipt of commitments by existing or additional lenders. Proceeds of the term loans drawn on the Closing Date were used to finance a portion of the transactions contemplated by the Merger Agreement, including the consummation of the Mergers, the repayment in full of the Credit Facility (defined in Item 1.02), the consummation of the Tender Offers (defined in Item 1.02) and, to the extent not tendered pursuant to the Tender Offers, the redemption and discharge of the Remaining Notes (defined in Item 1.02) (collectively, the “Transactions”), and to pay fees and expenses incurred in connection therewith. Proceeds of the revolving loans drawn after the Closing Date and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees

Borrowings under the Company Senior Facilities will bear interest at a rate equal to, at the option of the Company, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate quoted by Bank of America, N.A. and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. The applicable margin for borrowings under the Company First Lien Term Loan Facility is 4.25% with respect to LIBOR borrowings and 3.25% with respect to base rate borrowings. The initial applicable margin for borrowings under the Company Revolving Credit Facility is 4.50% with respect to LIBOR borrowings and 3.50% with respect to base rate borrowings. After the delivery of financial statements in respect of the first full fiscal quarter completed after the Outerwall Merger, the applicable margin for borrowings under the Company Revolving Credit Facility is subject to one step-down if the Company satisfies a certain net first lien net leverage ratio. The applicable margin for borrowings under the Company Second Lien Term Loan Facility is 8.75% with respect to LIBOR borrowings and 7.75% with respect to base rate borrowings.

In addition to paying interest on outstanding principal under the Company Senior Facilities, the Company is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders under the Company Revolving Credit Facility in respect of the unutilized commitments thereunder. The applicable commitment fee under the Company Revolving Credit Facility may be subject to one step-down if the Company satisfies a certain net first lien leverage ratio. The Company is also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Company First Lien Term Loan Facility requires scheduled quarterly amortization payments on the term loan in annual amounts equal to 1.0% of the original principal amount of the term loan, with the balance paid at maturity.

In addition, the Company Senior Facilities require the Company to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	a certain percentage set forth in the credit agreements governing the Company Senior Facilities of the Company’s annual excess cash flow, as defined under the Company Senior Facilities;
•	a certain percentage of the net cash proceeds of certain non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and
•	the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Company Senior Facilities.

The Company may voluntarily repay outstanding loans under the Company First Lien Facilities at any time, without prepayment premium or penalty, except in connection with a repricing event as described below, subject to customary “breakage” costs with respect to LIBOR rate loans. Any refinancing through the issuance or repricing amendment of any broadly syndicated long-term secured loans that results in a repricing event applicable to the term loans under the Company First Lien Term Loan Facility resulting in a lower yield occurring at any time during the first six months after the Closing Date will be accompanied by a 1.00% prepayment premium.

The Company may voluntarily repay outstanding loans under the Company Second Lien Term Loan Facility at any time, without prepayment premium or penalty, except as described below, subject to customary “breakage” costs with respect to LIBOR rate loans. The Company is required to pay a prepayment premium in connection with any voluntary repayment of term loans under the Company Second Lien Term Loan Facility with the net cash proceeds of any issuance of debt as follows: 2.00% if such term loans are prepaid within the first year after the Closing Date and 1.00% if such term loans are prepaid within the second year after the Closing Date.

Collateral and Guarantors

All obligations under the Company Senior Facilities are unconditionally guaranteed by each of the Company’s existing and future direct and indirect material, wholly owned domestic subsidiaries, subject to certain exceptions, and, in the case of the Company First Lien Term Loan Facility, the direct parent of the Company on a limited recourse basis. The obligations are secured by a pledge of substantially all of the Company’s assets and those of each subsidiary guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to certain exceptions, and, in the case of the Company First Lien Term Loan Facility, the Company’s capital stock. Such security interests consist of (a) in the case of the Company First Lien Term Loan Facility, a first-priority lien with respect to the collateral and (b) in the case of the Company Second Lien Term Loan Facility, a second-priority lien with respect to the collateral.

Restrictive Covenants and Other Matters

The Company Revolving Credit Facility requires that the Company, after an initial grace period and subject to a testing threshold, comply on a quarterly basis with a maximum net first lien leverage ratio of 5.90 to 1.00. The testing threshold will be satisfied at any time at which the sum of outstanding revolving loans and certain letters of credit under the Company Revolving Credit Facility exceeds 30% of the outstanding commitments under the Company Revolving Credit Facility at such time. The Company Second Lien Term Loan Facility does not contain a financial covenant.

The Company Senior Facilities contain certain customary affirmative covenants and events of default. The negative covenants in the Company Senior Facilities include, among other things, limitations (none of which are absolute) on the ability of the Company and its subsidiaries to:

•	incur additional debt or issue certain preferred shares;
•	create liens on certain assets;
•	make certain loans or investments (including acquisitions);
•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;
•	sell assets;
•	enter into certain transactions with its affiliates;
•	enter into sale-leaseback transactions;
•	change its lines of business;
•	restrict dividends from its subsidiaries or restrict liens;
•	change its fiscal year; and
•	modify the terms of certain debt or organizational agreements.

Redbox Senior Facilities

General

On the Closing Date, in connection with the Redbox Merger, Redbox assumed Redbox Merger Sub’s obligations under a first lien credit agreement, dated as of the Closing Date, by and among Redwood Intermediate, LLC, a Delaware limited liability company, Redbox Merger Sub, the lenders party thereto, and Jefferies Finance LLC, as administrative agent, which provides for senior secured financing of up to $440 million consisting of:

•	a first lien term loan facility (the “Redbox Term Loan Facility”), in an aggregate principal amount of $400 million, with a maturity of five years; and
•	a first lien revolving credit facility (the “Redbox Revolving Credit Facility” and, together with the Redbox Term Loan Facility, the “Redbox Senior Facilities”), in an aggregate principal amount of up to $40 million, with a maturity of four and a half years, including a letter of credit sub-facility.

In addition, Redbox may request one or more incremental term loan facilities and/or increase commitments under the Redbox Revolving Credit Facility in an aggregate amount of up to the sum of (x) $50 million plus (y) an additional amount if Redbox satisfies certain leverage ratios, subject to certain conditions and receipt of commitments by existing or additional lenders. Proceeds of the term loans drawn on the Closing Date were used to finance a portion of the Transactions and to pay fees and expenses incurred in connection therewith. Proceeds of the revolving loans drawn after the Closing Date and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees

Borrowings under the Redbox Senior Facilities will bear interest at a rate equal to, at the option of Redbox, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate quoted by The Wall Street Journal (or another national publication selected by the administrative agent) and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. The applicable margin for borrowings under the Redbox Senior Facilities is 7.50% with respect to LIBOR borrowings and 6.50% with respect to base rate borrowings.

In addition to paying interest on outstanding principal under the Redbox Senior Facilities, Redbox is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders under the Redbox Revolving Credit Facility in respect of the unutilized commitments thereunder. The applicable commitment fee under the Redbox Revolving Credit Facility may be subject to one step-down if Redbox satisfies a certain net first lien leverage ratio. Redbox is also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Redbox Term Loan Facility requires scheduled quarterly amortization payments on the term loan in annual amounts as follows: 17.5% of the original principal amount of the term loan for the first four fiscal quarters after the Closing Date and 15.0% of the original principal amount of the term loan thereafter, with the balance paid at maturity. Commencing with the end of the fiscal year ending December 31, 2017, the Redbox Revolving Credit Facility requires scheduled quarterly commitment reductions in annual amounts equal to 5.0% of the original principal amount of the commitments under the Revolving Credit Facility, with the remaining commitments terminated at maturity.

In addition, the Redbox Senior Facilities require Redbox to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	a certain percentage set forth in the credit agreement governing the Redbox Senior Facilities of Redbox’s annual excess cash flow, as defined under the Redbox Senior Facilities;
•	a certain percentage of the net cash proceeds of certain non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and
•	the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Redbox Senior Facilities.

Redbox may voluntarily repay outstanding loans under the Redbox Senior Facilities at any time, without prepayment premium or penalty, except in connection with a repricing event as described below, subject to customary “breakage” costs with respect to LIBOR rate loans. Any refinancing through the issuance or repricing amendment of any debt that results in a repricing event applicable to the term loans resulting in a lower yield occurring at any time during the first twelve months after the Closing Date will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Redbox Senior Facilities are unconditionally guaranteed by each of the Company’s existing and future direct and indirect material, wholly owned domestic subsidiaries, subject to certain exceptions, and the direct parent of Redbox on a limited recourse basis. The obligations are secured by a pledge of substantially all of Redbox’s assets and those of each subsidiary guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to certain exceptions, and Redbox’s capital stock. Such security interests consist of a first-priority lien with respect to the collateral.

Restrictive Covenants and Other Matters

The Redbox Revolving Credit Facility requires that Redbox, after an initial grace period, comply on a quarterly basis with a maximum net total leverage ratio of 2.50 to 1.00, with one step-down to 2.00 to 1.00 on December 31, 2018.

The Redbox Senior Facilities contain certain customary affirmative covenants and events of default. The negative covenants in the Redbox Senior Facilities include, among other things, limitations (none of which are absolute) on the ability of Redbox and its subsidiaries to:

•	incur additional debt or issue certain preferred shares;
•	create liens on certain assets;
•	make certain loans or investments (including acquisitions);
•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;
•	sell assets;
•	enter into certain transactions with its affiliates;
•	enter into sale-leaseback transactions;
•	change its lines of business;
•	restrict dividends from its subsidiaries or restrict liens;
•	change its fiscal year; and
•	modify the terms of certain debt or organizational agreements.

Certain Relationships

The lenders under the Company Senior Facilities and Redbox Senior Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement

Third Amended and Restated Credit Agreement

On the Closing Date, the Company prepaid its indebtedness under and terminated its Third Amended and Restated Credit Agreement (the “Credit Facility”), dated as of June 24, 2014 (as amended, restated, supplemented or otherwise modified prior to the Closing Date), by and among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Facility.

6.00% Senior Notes due 2019 and 5.875% Senior Notes due 2021

In connection with the Mergers, on August 25, 2016, Outerwall Merger Sub commenced tender offers (the “Tender Offers”) to purchase for cash any and all of the Company’s outstanding 6.00% Senior Notes due 2019 (the “2019 Notes”) issued pursuant to an indenture dated March 12, 2013 among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “2019 Notes Indenture”) and 5.875% Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) issued pursuant to an indenture dated June 9, 2014 among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “2021 Notes Indenture” and, together with the 2019 Notes Indenture, the “Indentures”). On the date hereof, $246,578,000 aggregate principal amount of 2019 Notes were purchased in the applicable Tender Offer, leaving $74,036,000 aggregate principal amount of 2019 Notes outstanding (the “Remaining 2019 Notes”), and $225,618,000 aggregate principal amount of 2021 Notes were purchased in the applicable Tender Offer, leaving $2,980,000 aggregate principal amount of 2021 Notes outstanding (the “Remaining 2021 Notes” and, together with the Remaining 2019 Notes, the “Remaining Notes”).

On the Closing Date, following the purchase of the tendered 2019 Notes and 2021 Notes in the Tender Offers, at the direction of the Company, the applicable trustee for the Remaining Notes delivered notices of redemption (the “Redemption Notices”) to the holders of the Remaining Notes. The Redemption Notices provide for the Company’s redemption of the Remaining Notes on October 27, 2016 (the “Redemption Date”) at the applicable redemption price set forth in the applicable Indenture. The Company satisfied and discharged its obligations under the Indentures on the Closing Date by depositing with the applicable trustee for the Remaining Notes funds sufficient to pay the applicable redemption prices on the Redemption Date.

All information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: September 27, 2016	/s/ Galen C. Smith
Name: Galen C. Smith
Title: Chief Financial Officer